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                                                                   EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (AMOUNT IN THOUSANDS OF DOLLARS)
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                                                                         YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------
                                                              1995      1996      1997      1998      1999
                                                             -------   -------   -------   -------   -------
Pre-tax income (loss) from continuing operations             $ 4,455   $ 4,348   $ 4,365   $   601   $ 7,275
  Rental expense                                                 209       223       226       326    10,588
  Interest expense                                               106       722       841     6,519    19,406
                                                             -------   -------   -------   -------   -------
  Adjusted Income                                            $ 4,770   $ 5,293   $ 5,432   $ 7,446   $37,269
                                                             =======   =======   =======   =======   =======

Fixed charges:
  Interest expense & amortization of debt discount/premium   $   106   $   722   $   841   $ 6,519   $19,406
Rental expense                                                   209       223       226       326    10,588
                                                             -------   -------   -------   -------   -------
Total Applicable Fixed Charges                               $   315   $   945   $ 1,067   $ 6,845   $29,994
                                                             =======   =======   =======   =======   =======
 RATIO OF EARNINGS TO FIXED CHARGES                            15.14      5.60      5.09      1.09      1.24
                                                             =======   =======   =======   =======   =======
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